Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

February 29, 2016
OPKO Health, Inc.
4400 Biscayne Blvd.
Miami, FL 33137
We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-8 (No. 333-144040) of OPKO Health, Inc. and subsidiaries;

2.	Registration Statement on Form S-3 (No. 333-189369) of OPKO Health, Inc. and subsidiaries,

3.	Registration Statement on Form S-3 (No. 333-190360) of OPKO Health, Inc. and subsidiaries,

4.	Registration Statement on Form S-8 (No. 333-190899) of OPKO Health, Inc. and subsidiaries;

5.	Registration Statement on Form S-8 (No. 333-190900) of OPKO Health, Inc. and subsidiaries;

6.	Registration Statement on Form S-8 (No. 333-206489) of OPKO Health, Inc. and subsidiaries;
of our reports dated January 13, 2015, with respect to the consolidated financial statements and internal controls over financial reporting of Bio-Reference Laboratories, Inc. and its subsidiaries which is incorporated by reference in this Annual Report on Form 10-K of OPKO Health, Inc.
/s/ MSPC
MSPC
Certified Public Accountants and Advisors
A Professional Corporation
Cranford, New Jersey
February 29, 2016